UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

COGENT, INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4305768
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

209 Fair Oaks Avenue South Pasadena, California	91030
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☑

Securities Act registration statement file number to which this form relates: 333-115535.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to Be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share (“Common Stock”), of Cogent, Inc., a Delaware corporation (“Cogent”), to be registered hereunder is contained under the caption “Description of Capital Stock” in the Prospectus which constitutes part of Cogent’s Registration Statement on Form S-1 (File No 333-115535) initially filed with the Securities and Exchange Commission on May 14, 2004, as amended from time to time, and is incorporated herein by reference.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this Registration Statement.

Exhibit Number		Exhibit Title

3.1	(1)	Certificate of Incorporation of Cogent.

3.2	(1)	Form of Amended and Restated Certificate of Incorporation of Cogent, to be effective upon the closing of Cogent’s initial public offering

3.3	(1)	Bylaws of Cogent

4.1	(1)	Specimen Common Stock Certificate

(1)	Incorporated by reference to Cogent’s Registration Statement on Form S-1 (File No. 333-115535).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

COGENT, INC.

Dated: September 21, 2004	By:	/s/ Michael Hollowich
	Name:	Michael Hollowich
	Title:	Executive Vice President, Operations

EXHIBIT INDEX

Exhibit Number		Exhibit Title

3.1	(1)	Certificate of Incorporation of Cogent.

3.2	(1)	Form of Amended and Restated Certificate of Incorporation of Cogent, to be effective upon the closing of Cogent’s initial public offering

3.3	(1)	Bylaws of Cogent

4.1	(1)	Specimen Common Stock Certificate

(1)	Incorporated by reference to Cogent’s Registration Statement on Form S-1 (File No. 333-115535).